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AMRESCO, INC.                                                        EXHIBIT 5.1
700 N. Pearl, Suite 2400
Dallas, TX 75201

         Re: Registration Statement on Form S-3 of $500,000,000 aggregate initial offering price of Securities

Ladies and Gentlemen:


         I am general counsel of AMRESCO, INC., a Delaware corporation (the "Company"), and have acted as such in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale by the Company from time to time of (i) its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") and, together with the Senior Debt Securities, (the "Debt Securities"); (ii) shares of its preferred stock, $1.00 par value per share (the "Preferred Stock"), in one or more series; (iii) shares of its common stock, par value $0.05 per share (the "Common Stock"); and
(iv) warrants (collectively, the "Securities Warrants") to purchase Debt Securities (the "Debt Securities Warrants"), Preferred Stock (the "Preferred Stock Warrants") or share of Common Stock (the "Common Stock Warrants"), for an aggregate initial public offering price of up to $500,000,000 (or the equivalent in foreign currencies, currency units or composite currencies (each, a "Currency")). The Debt Securities, Preferred Stock, Common Stock and Securities Warrants are herein collectively referred to as the "Securities."

         I have examined such documents, records and matters of law as I have deemed necessary for the purposes of this opinion. In rendering the following opinions, I have relied as to certain factual matters upon certificates of officers of the Company and public officials, and I have not independently checked or verified the accuracy of the statements contained therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them by the Registration Statement.

         Based on the foregoing and having due regard for such legal consideration as I deem relevant, I am of the opinion that:

         1. (a) When the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities and the Indentures as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will be constituted valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.
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         2.      (a) When the Securities Warrants have been duly executed and delivered (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Securities Warrants), and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, (c) assuming that the terms of the Securities Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. The Company has the authority pursuant to its Restated Certificate of Incorporation, as amended, to issue up to 5,000,000, shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exercise of any Securities Warrants exercisable for Preferred Stock or (ii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         4. The Company has the authority pursuant to its Restated Certificate of Incorporation, as amended, to issue up to 50,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (ii) upon the exercise of any Securities Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         The opinions set forth above are subject to the following qualifications and exceptions:


                 (a) My opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain other provisions of the Securities may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Texas or the United States of America; provided, however, that the inclusion of any such provisions and any limitations imposed by such laws on the enforceability of the Securities will not affect the validity or enforceability as a whole of any of the Securities.


                 (b) My opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).
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                 (c)      In rendering the opinions set forth above, I have
         assumed that, at the time of the authentication and delivery of a series of Securities, the resolutions of the Board of Directors referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities.


         My opinions expressed above are limited to the laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement to reference me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


Dated: August 4, 1997


                                            Very truly yours,

                                            /s/ L. Keith Blackwell
                                            -----------------------------------
                                            L. Keith Blackwell
                                            Vice President, General Counsel and
                                              Secretary